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BLAKE, CASSELS & GRAYDON LLP                                   Exhibit 5.1
                                                               -----------

                                              Box 25, Commerce Court West
                                              199 Bay Street
                                              Toronto, Ontario, Canada
                                              M5L 1A9

                                              Deliveries: 28th Floor
                                              Telephone: 416.863.2400
                                              Facsimile: 416.863.2653
                                              www.blakes.com

March 14, 2000


FloNetwork Inc.
260 King Street East, Building B
Toronto, Ontario  M5A 1K3


Dear Sirs:

                     RE: REGISTRATION STATEMENT ON FORM F-1


This opinion is furnished to you in connection with a Registration Statement on Form F-1 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), for the registration of 3,750,000 common shares (the "Shares"), of FloNetwork Inc. (the "Company"), including 562,500 Shares issuable upon exercise of an over-allotment option granted by the Company.

The Shares are to be sold by the Company pursuant to an underwriting agreement (the "Underwriting Agreement") to be entered into by and among the Company and SG Cowen Securities Corporation, Prudential Volpe Technology, a unit of Prudential Securities, and William Blair & Company, as representatives of the several underwriters named in the Underwriting Agreement, the form of which has been filed as Exhibit 1.1 to the Registration Statement.

We are acting as Canadian counsel for the Company in connection with the issue and sale by the Company of the Shares. We have examined signed copies of the Registration Statement as filed with the Commission. We have also examined and relied upon the Underwriting Agreement, minutes of meetings of the stockholders and the board of directors of the Company as provided to us by the Company, stock record books of the Company as provided to us by the Company, the Articles of Incorporation and By-Laws of the Company, each as restated and/or amended to date, and such other documents as we have deemed necessary or desirable for purposes of rendering the opinions hereinafter set forth, without independent verification of the accuracy thereof.

In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies or facsimiles thereof and the legal capacity of all signatories to such documents.
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BLAKE, CASSELS & GRAYDON LLP                                              Page 2


We assume that the appropriate action will be taken, prior to the offer and sale of the Shares in accordance with the Underwriting Agreement, to register and qualify the Shares for sale under all applicable state and Canadian provincial securities or "blue sky" laws.

We have not made any examination of the laws of any jurisdiction other than Canada and the Province of Ontario and we do not express or imply any opinion in respect of the laws of any jurisdiction other than the Province of Ontario and the federal laws of Canada applicable therein.

Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized for issuance and, when the Shares are issued and paid for in accordance with the terms and conditions of the Underwriting Agreement, the Shares will be validly issued, fully paid and non-assessable.

It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related Prospectus under the caption "Legal Matters". In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

                                             Very truly yours,

                                             /s/ Blake, Cassels & Graydon LLP

                                             BLAKE, CASSELS & GRAYDON LLP